Exhibit 10.14

FIRST MODIFICATION TO SECOND AMENDED AND RESTATED BUSINESS LOAN

AND SECURITY AGREEMENT AND OTHER LOAN DOCUMENTS

THIS FIRST MODIFICATION TO SECOND AMENDED AND RESTATED BUSINESS LOAN AND SECURITY AGREEMENT AND OTHER LOAN DOCUMENTS (this “Modification”), dated as of March 31, 2009, is made by and among (i) CITIZENS BANK OF PENNSYLVANIA, a Pennsylvania state chartered bank (“Citizens Bank”), acting in its capacity as the administrative agent for the Lenders (the “Administrative Agent”), having offices at 8521 Leesburg Pike, Suite 405, Vienna, Virginia 22182; and (ii) ICF CONSULTING GROUP, INC., a Delaware corporation (“ICFG”), ICF INTERNATIONAL, INC., a Delaware corporation (“ICF International”), and each other “Borrower” party to the hereinafter referenced Loan Agreement from time to time (together with ICFG and ICF International, each, a “Borrower” and collectively, the “Borrowers”), each having offices at 9300 Lee Highway, Fairfax, Virginia 22031. Capitalized terms used but not defined herein shall have the meanings attributed to such terms in the Loan Agreement.

W I T N E S S E T H    T H A T:

WHEREAS, pursuant to the terms of a certain Second Amended and Restated Business Loan and Security Agreement dated as of February 20, 2008 (as amended, modified or restated from time to time, the “Loan Agreement”), by and among the Borrowers, the Administrative Agent and the Lenders, the Borrowers obtained loans and certain other financial accommodations (collectively, the “Loan”) from the Lenders in the aggregate maximum principal amount of Two Hundred Seventy-five Million and No/100 Dollars ($275,000,000.00); and

WHEREAS, the Loan is evidenced by the Notes and secured by, among other things, the collateral described in the Loan Agreement; and

WHEREAS, the Borrowers have requested that the Administrative Agent and the Lenders consent to the sale, in one or more offerings, of up to Two Hundred Million and No/100 Dollars ($200,000,000.00) of capital stock of ICF International (the “Stock Sale”); and

WHEREAS, the Borrowers have also requested that the Administrative Agent and the Lenders consent to the proposed acquisition by ICFG of all of the issued and outstanding Capital Stock of Macro International Inc. (“Macro”), pursuant to that certain Stock Purchase Agreement dated as of March 27, 2009 (the “Macro Acquisition Agreement”), by and among the ICF International, ICFG, infoGroup Inc. and Opinion Research Corporation, the sole shareholder of Macro (the “Macro Acquisition”); and

WHEREAS, the Administrative Agent and Lenders have agreed to grant the Borrowers’ requests set forth above, subject to the Borrowers’ agreement to modify the interest rates charged on amounts advanced under the Facilities, as well as other terms and provisions of the Loan Agreement more particularly described herein; and

WHEREAS, the Borrowers, the Administrative Agent and the Lenders desire to enter into this Modification to memorialize the agreements and understanding of the parties with respect to the foregoing matters, as hereinafter provided.

NOW THEREFORE, for Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Recitals. The foregoing recitals are hereby incorporated herein by this reference and made a part hereof, with the same force and effect as if fully set forth herein.

2. Consent to the Stock Sale. Subject to the terms and conditions of this Modification and the other Loan Documents, the Administrative Agent and the Lenders hereby consent, for all purposes for which such consent may be necessary or required pursuant to Sections 7.1(b) and 7.8(a) of the Loan Agreement, to the Stock Sale; provided that (i) the Stock Sale shall occur on or before September 30, 2010, (ii) the Stock Sale shall be consummated in accordance with all applicable laws, and (iii) the proceeds of the Stock Sale, net of normal and customary fees, costs and expenses incurred by the Borrowers with respect thereto, shall be immediately used by the Borrowers to reduce the outstanding principal balance of the Loans.

3. Consent to the Macro Acquisition. The Borrowers hereby represent and warrant that the Macro Acquisition would have constituted a “Permitted Acquisition” under Section 7.1(d) of the Loan Agreement, but for the fact that the Macro Acquisition would violate Section 7.1(d)(ii)(H) of the Loan Agreement absent the prior written consent of the Required Lenders. The Administrative Agent and the Lenders hereby consent to the Macro Acquisition, subject to the following terms, covenants and conditions:

(a) ICFG shall acquire one hundred percent (100%) of the issued and outstanding Capital Stock of Macro, free and clear of all liens, claims, encumbrances and other restrictions or limitations on transfer thereof (other than Permitted Liens);

(b) the Macro Acquisition shall be consummated substantially in accordance with the Macro Acquisition Agreement (a copy of which shall be provided to the Administrative Agent and its counsel prior to the Borrowers’ use of any Loan proceeds for the Macro Acquisition), subject to the grant of any waivers thereunder or modifications thereto;

(c) the Borrowers shall cause Macro to be joined to the Loan Agreement, the Notes and the other Loan Documents as a “Borrower” or “Maker” party thereto (as applicable) pursuant to Section 1.10 of the Loan Agreement by executing and/or delivering to the Administrative Agent a Joinder Agreement and such other documents, instruments and agreements requested by the Administrative Agent in connection therewith; and

(d) the Borrowers shall timely comply with all other requirements of Section 7.1(d) of the Loan Agreement applicable to a “Permitted Acquisition.”

4. Modification to Pricing Grid. As a material inducement for the consents granted by the Administrative Agent and the Lenders herein, the Borrowers hereby agree to an increase in the interest rates charged on amounts outstanding under the Loans. Accordingly, Exhibit 7 attached to the Loan Agreement is hereby deleted in its entirety, and Exhibit 7 attached to this Modification substituted in lieu thereof. It is understood and agreed, however, that the Borrowers shall not be entitled to any reduction in the Applicable Interest Rate below the rates corresponding to Level II set forth on Exhibit 7 attached to this Modification until the date on which a change in the pricing level would occur based on the Borrowers’ audited financial statements for the Fiscal Year ended December 31, 2009 submitted to the Administrative Agent and the Lenders pursuant to the terms of the Loan Agreement. By way of example and not of limitation, if the Borrowers’ Total Leverage Ratio as of any date of determination shall be greater than or equal to 3.00 to 1.00, the Applicable Interest Rate shall be set at Level I, and if the Borrowers’ Total Leverage Ratio as of any date of determination shall be less than 3.00 to 1.00, the Applicable Interest Rate shall be set at Level II. Following the Administrative Agent’s and the Lenders’ receipt of the Borrowers’ Quarterly Covenant Compliance /Non-Default Certificate based on the audited financial statements for the Fiscal Year ended December 31, 2009, interest rate adjustments shall be made in the manner set forth in the Notes, the Loan Agreement and the exhibits attached thereto.

5. Conditions Precedent. As a condition precedent to the effectiveness of this Modification, the Administrative Agent and its counsel shall have received the following, each in form and substance satisfactory to the Administrative Agent and its counsel in all respects, a fully executed copy of this Modification and such other documents, instruments, certificates of good standing, corporate resolutions, limited liability company consents, UCC financing statements, opinions, certifications, and agreements as the Administrative Agent may reasonably request, each in such form and content and from such parties as the Administrative Agent shall require.

6. Miscellaneous.

(a) Without limiting the Borrowers’ obligation under Section 1.7(e) of the Loan Agreement to pay the Administrative Agent’s costs and expenses incurred in connection with the Loan (including, without limitation, reasonable attorneys’ fees), simultaneously with the execution and delivery of this Modification (and as a condition precedent to its effectiveness), the Borrowers shall pay (i) to the Lead Arranger, in immediately available funds, an upfront fee (for the ratable benefit of the Lenders approving this Modification) in the amount of Five Hundred Fifty Thousand and No/100 Dollars ($550,000.00); (ii) to the Lead Arranger, those fees set forth in that certain Letter Agreement dated as of March 5, 2009 among the Lead Arranger, the Administrative Agent and ICF International; and (iii) to the Administrative Agent, all of the Administrative Agent’s reasonable legal costs and expenses associated with this Modification and the transactions referenced herein or contemplated hereby, including, without limitation, the Administrative Agent’s reasonable legal fees and expenses.

(b) Each Borrower hereby represents, warrants, acknowledges and agrees that as of the date hereof (i) there are no set-offs, defenses, deductions or counterclaims against and no defaults under any of the Notes, the Loan Agreement or any other Loan Document; (ii) no act, event or condition has occurred which, with notice or the passage of time, or both, would constitute a default under any of the Notes, the Loan Agreement or any other Loan Document; (iii) all of the representations and warranties of the Borrowers contained in the Loan Agreement are true and correct as of the date hereof (except to the extent that such representations and warranties expressly relate solely to an earlier date), unless the Borrowers are unable to remake and redate any such representation or warranty, in which case the Borrowers have previously disclosed the same to the Administrative Agent and the Lenders in writing, and such inability does not constitute or give rise to an Event of Default; (iv) all schedules attached to the Loan Agreement with respect to any particular representation and warranty of the Borrowers set forth in the Loan Agreement (as modified) remain true, accurate and complete, as updated in writing to the Administrative Agent as of the date of this Modification; (v) all accrued and unpaid interest and fees payable with respect to the Loan have been paid; and (vi) there has been no material adverse change in the business, property or condition (financial or otherwise) of the Borrowers since December 31, 2008.

(c) The Borrowers, and their respective representatives, successors and assigns, hereby jointly and severally, knowingly and voluntarily RELEASE, DISCHARGE, and FOREVER WAIVE and RELINQUISH any and all claims, demands, obligations, liabilities, defenses, affirmative defenses, setoffs, counterclaims, actions, and causes of action of whatsoever kind or nature, whether known or unknown, which they have, may have, or might have or may assert now or in the future against the Administrative Agent and/or the Lenders directly or indirectly, arising out of, based upon, or in any manner connected with any transaction, event, circumstance, action, failure to act, or occurrence of any sort or type, in each case related to, arising from or in connection with the Loan, whether known or unknown, and which occurred, existed, was taken, permitted, or begun prior to the date hereof (including, without limitation, any claim, demand, obligation, liability, defense, counterclaim, action or cause of action relating to or arising from the grant by the Borrowers to the Administrative Agent and/or the Lenders of a security interest in or encumbrance on collateral that is, was or may be subject to, or an agreement by which the Borrowers are bound and which contains, a prohibition on further mortgaging or encumbering the same). The Borrowers hereby acknowledge and agree that the execution of this Modification by the Administrative Agent and the Lenders shall not constitute an acknowledgment of or an admission by the Administrative Agent and/or the Lenders of the existence of any such claims or of liability for any matter or precedent upon which any liability may be asserted.

(d) Except as expressly set forth herein, nothing contained in this Modification is intended to or shall otherwise act to nullify, discharge, or release any obligation incurred in connection with the Notes, the Loan Agreement and/or the other Loan Documents or to waive or release any collateral given by any Borrower to secure the Notes, nor shall this Modification be deemed or considered to operate as a novation of the Notes, the Loan Agreement or the other Loan Documents. Except to the extent of any express conflict with this Modification or except as otherwise expressly contemplated by this Modification, all of the terms and conditions of the Notes, the Loan Agreement and the other Loan Documents shall remain in full force and effect, and the same are hereby expressly approved, ratified and confirmed. In the event of any express conflict between the terms and conditions of the Notes, the Loan Agreement or the other Loan Documents and this Modification, this Modification shall be controlling and the terms and conditions of such other documents shall be deemed to be amended to conform with this Modification.

(e) If any term, condition, or any part thereof, of this Modification, the Loan Agreement or of the other Loan Documents shall for any reason be found or held to be invalid or unenforceable by any court or governmental agency of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of such term, provision or condition nor any other term, provision, or condition of this Modification, the Loan Agreement and the other Loan Documents, and this Modification, the Loan Agreement and the other Loan Documents shall survive and be construed as if such invalid or unenforceable term, provision or condition had not been contained therein.

(f) Each Borrower acknowledges that, at all times prior to and through the date hereof, the Administrative Agent and the Lenders have acted in good faith and have conducted themselves in a commercially reasonable manner in their relationship with such Borrower in connection with this Modification and in connection with the obligations of the Borrowers to the Administrative Agent and the Lenders under the Loan; the Borrowers hereby waiving and releasing any claims to the contrary.

(g) Each Borrower, Lender and the Administrative Agent hereby acknowledges and agrees that, from and after the date hereof, all references to the “Loan Agreement” set forth in any Loan Document shall mean the Loan Agreement, as modified pursuant to this Modification and any other modification of the Loan Agreement dated prior to the date hereof.

(h) Each Borrower hereby represents and warrants that, as of the date hereof, such Borrower is indebted to the Lenders in respect of the amounts due and owing under the Notes, all such amounts remain outstanding and unpaid and all such amounts are payable in full, without offset, defenses, deduction or counterclaim of any kind or character whatsoever.

(i) Each Borrower acknowledges (a) that it has participated in the negotiation of this Modification, and no provision of this Modification shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, dictated or drafted such provision; (b) that it has had access to an attorney of its choosing in the negotiation of the terms of and in the preparation and execution of this Modification, and it has had the opportunity to review, analyze, and discuss with its counsel this Modification, and the underlying factual matters relevant to this Modification, for a sufficient period of time prior to the execution and delivery hereof; (c) that all of the terms of this Modification were negotiated at arm’s length; (d) that this Modification was prepared and executed without fraud, duress, undue influence, or coercion of any kind exerted by any of the parties upon the others; and (e) that the execution and delivery of this Modification is the free and voluntary act of such Borrower.

(j) This Modification shall be governed by the laws of the Commonwealth of Virginia (without regard to conflict of laws provisions) and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(k) This Modification may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall be deemed one and the same instrument. Signature pages may be exchanged by facsimile or electronic mail and each party hereto agrees to be bound by its facsimile or PDF signature.

[The Remainder of This Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Modification as of the date first above written.

BORROWERS:

ATTEST: [Corporate Seal]		ICF INTERNATIONAL, INC., a Delaware corporation

By:	/s/ Terrance McGovern	By:	/s/ Alan Stewart
Name:	Terrance McGovern	Name:	Alan Stewart
		Title:	CFO

ATTEST: [Corporate Seal]		ICF CONSULTING GROUP, INC., a Delaware corporation

By:	/s/ Terrance McGovern	By:	/s/ Alan Stewart
Name:	Terrance McGovern	Name:	Alan Stewart
		Title:	CFO

WITNESS:		ICF CONSULTING LIMITED, a private limited company organized under the laws of England and Wales

By:	/s/ Susan Wolf	By:	/s/ Alan Stewart
Name:	Susan Wolf	Name:	Alan Stewart
		Title:	CFO

WITNESS:		ICF CONSULTING PTY LTD, an Australian corporation

By:	/s/ Susan Wolf	By:	/s/ Alan Stewart
Name:	Susan Wolf	Name:	Alan Stewart
		Title:	CFO

WITNESS:		ICF/EKO, a Russian corporation

By:	/s/ Susan Wolf	By:	/s/ Alan Stewart
Name:	Susan Wolf	Name:	Alan Stewart
		Title:	CFO

ICF CONSULTORIA DO BRASIL LTDA., a Brazilian limited liability company

By: ICF CONSULTING GROUP, INC., a Delaware corporation

By:	/s/ Terrance McGovern		By:	/s/ Alan Stewart
Name:	Terrance McGovern		Name:	Alan Stewart
Title:	Treasurer		Title:	CFO

		By:	ICF CONSULTING SERVICES, L.L.C., a Delaware limited liability company

By:	/s/ Terrance McGovern		By:	/s/ Alan Stewart
Name:	Terrance McGovern		Name:	Alan Stewart
Title:	Treasurer		Title:	CFO

ICF INCORPORATED, L.L.C.

ICF RESOURCES, L.L.C.

SYSTEMS APPLICATIONS INTERNATIONAL, L.L.C.

ICF ASSOCIATES, L.L.C.

ICF SERVICES COMPANY, L.L.C.

ICF CONSULTING SERVICES, L.L.C.

ICF EMERGENCY MANAGEMENT SERVICES, LLC

ICF CONSULTING CANADA, INC.

CALIBER ASSOCIATES, INC.

ADVANCED PERFORMANCE CONSULTING GROUP, INC.

Z-TECH CORPORATION

SIMAT, HELLIESEN & EICHNER, INC.

SH&E LIMITED

JONES & STOKES ASSOCIATES, INC.

Attest/Witness:

By:	/s/ Terrance McGovern	By:	/s/ Alan Stewart
Name:	Terrance McGovern	Name:	Alan Stewart
		Title:	CFO

ADMINISTRATIVE AGENT AND LENDERS:

CITIZENS BANK OF PENNSYLVANIA, a Pennsylvania state chartered bank, as Administrative Agent, Swing Line Lender and Lender, on behalf of itself and the other Lender parties to this Agreement pursuant to an Authorization

By:	/s/ Tracy Van Riner
Name:	Tracy Van Riner
Title:	Vice President